Exhibit 10.7

ZASLAV STOCK DIVIDEND RELATED
EMPLOYEE PRSU FORM

<Participant Full Name>

Dear <Participant First Name>,

On May 16, 2014, Discovery Communications, Inc. (the “Company”) declared a special dividend of shares of the Company's Series C Common Stock (the “Stock Dividend”) payable on August 6, 2014 (the “Dividend Date”) to holders of record of the Company's Series A Common Stock, Series B Common Stock and Series C Common Stock as of the close of business on July 28, 2014. You are the holder of an unvested performance restricted stock unit (a “PRSU”) dated <date> to receive a specific number of shares of the Company’s Series A Common Stock (a “Series A PRSU”). In connection with the Stock Dividend, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has determined it equitable and appropriate, and consistent with the adjustment provisions of the Company equity plan under which your Series A PRSU was granted, for the Company to adjust your Series A PRSU by issuing you an additional PRSU entitling you to receive a specific number of shares of the Company’s Series C Common Stock at a future date (the “Series C PRSU”). Because this adjustment to your Series A PRSU is intended to preserve the benefits or potential benefits of your Series A PRSU immediately before the Dividend Date, the number of shares of Series C Common Stock you may receive pursuant to the Series C PRSU is equal to the number of shares of Series A Common Stock underlying the unvested portion of your Series A PRSU as of the Dividend Date and the terms of your Series C PRSU, including the Date of Grant and Vesting Schedule, are otherwise identical to the terms of your Series A PRSU. A Series C PRSU award cover letter (the “Series C Cover Letter”) is attached hereto. The Series C PRSU documented in your Series C Cover Letter shall otherwise be subject to the same terms and provisions as are set forth in your Series A PRSU Grant Agreement, and references to “Series A common stock” in the Grant Agreement shall mean “Series C common stock” for this purpose.

<Participant Full Name>

Dear <Participant First Name>,

In connection with the special dividend by Discovery Communications, Inc. (the “Company”) of shares of its Series C Common Stock, and consistent with the adjustment provisions of the Company equity plan under which your Series A PRSU (defined below) was granted, you have been given a performance restricted stock unit (a “PRSU”). This PRSU (a “Series C PRSU”) entitles you to receive a specific number of shares of the Company’s Series C Common Stock at a future date, assuming that you satisfy conditions of the Company equity plan (the “Plan”) under which this grant is made and the implementing agreement. The terms of this PRSU are the same as the terms of the PRSU granted to you dated <date> to receive shares of the Company’s Series A Common Stock (the “Series A PRSU”), after reduction for portions of the Series A PRSU, if any, that have already been paid to you. As such, this Series C PRSU is subject to the terms and conditions described in your Series A PRSU agreement (the “Grant Agreement”). The following represents a brief description of your grant. Additional details regarding the terms of your award are provided in your Grant Agreement and in the Plan.

PRSU Grant Summary

Date of Grant	<Grant Date of Series A PRSU>
PRSU Shares	<Number of Unvested Series A Shares>
Vesting Schedule	[INSERT VESTING SCHEDULE]
Performance Conditions	See Appendix

•
You have been granted a PRSU for shares (“Shares”) of Discovery Communications, Inc. Series C Common Stock for the number of Shares specified under “PRSU Shares” in the chart. The number of Shares is equal to the number of shares of the Company’s Series A Common Stock you may receive under the unvested portion of your Series A PRSU. The Date of Grant of your Series C PRSU is the same as the Date of Grant of your Series A PRSU.

•
The potential value of your PRSU increases if the price of the Company’s stock increases, but you also have to continue to provide services for the Company (except as the Grant Agreement provides) to actually receive such value. Of course, the value of the stock may go up and down over time.

•
The same Vesting Schedule and Vesting Date(s) that apply to your Series A PRSU also apply to this Series C RSU and you will vest in both your Series A and Series C PRSUs, subject to the terms in the Grant Agreement. You will receive the Shares represented by the vested PRSU in accordance with the schedule of Distribution Dates, as set forth in the Grant Agreement and your employment agreement with the Company dated January 2, 2014 (“Employment Agreement”).

•
Once you have received the Shares, you will own the Shares and may decide whether to hold the Shares, sell the Shares or give the Shares to someone as a gift, subject to the terms of the Employment Agreement.

•	Your ability to receive Shares under the PRSU is conditioned upon compliance with any local laws that apply to you.